Exhibit 99.1

For Immediate Release

Contact: Alfred Merriweather

VP, Finance and CFO

650.210.1200

invrel@aclara.com

ACLARA ANNOUNCES THIRD QUARTER 2004 FINANCIAL RESULTS

MOUNTAIN VIEW, Calif. – November 9, 2004 – ACLARA BioSciences (Nasdaq: ACLA), today reported financial results for the three and nine months ended September 30, 2004.

Third Quarter 2004 Financial Results

Revenue for the three months ended September 30, 2004 was $181,000, compared to revenue for the three months ended September 30, 2003 of $276,000. For the first nine months of 2004, revenue was $1.3 million compared to $860,000 in the comparable prior year period.

Total operating expenses for the three months ended September 30, 2004 were $4.7 million, compared to $5.6 million in the comparable quarter of 2003. Included in expenses in the third quarter of 2004 were $248,000 of legal, financial advisory and accounting expenses related to the proposed merger with ViroLogic, Inc.

The net loss for the three months ended September 30, 2004 was $4.1 million, or a loss of $0.11 per share, compared to a net loss of $4.9 million, or $0.14 per share in the third quarter of 2003. Excluding merger-related expenses and reflecting the Company’s continued expense control efforts, net loss for the three months ended September 30, 2004 was $3.8 million, a decrease of 22% from the third quarter of 2003.

For the first nine months of 2004, the net loss was $12.7 million, or a loss of $0.35 per share, compared to a net loss of $16.3 million, or a loss of $0.46 per share, for the first nine months of 2003.

Total cash resources, comprising cash, cash equivalents and marketable investments, were $78.6 million at September 30, 2004. The reduction in these balances during the third quarter was $3.2 million.

Business Progress

Recent progress in ACLARA’s business includes:

•	Proposed Merger with ViroLogic, Inc.: On June 1, we announced that we had signed a definitive merger agreement with ViroLogic. This proposed merger will combine ViroLogic’s established infrastructure and experience in commercializing technologies for personalized medicine in the HIV market with ACLARA’s technology applicable to the substantially larger cancer market. On October 19, we announced some changes to the terms of the merger. The merger is expected to be completed shortly after the meetings of stockholders that are scheduled for December 10 to vote on the merger and related matters.

•	Pharmaceutical company collaboration: We signed an agreement with GlaxoSmithKline (GSK) to evaluate our proprietary eTagTMassays for their potential use in patient selection for certain of GSK’s targeted cancer therapies. Under the agreement, GSK will provide ACLARA with drug-treated biological samples and ACLARA will test the samples with its eTag assays. ACLARA and GSK will then correlate the parameters measured as biomarkers with response to the drug. GSK will provide funding to ACLARA for the study.

•	Scientific Advisory Board: Dr. Manuel Hidalgo, an internationally-renowned oncologist specializing in targeted cancer therapies, has recently joined our Scientific Advisory Board.

•	Scientific presentations: In September, our researchers presented four posters at the EORTC-NCI-AACR Symposium on “Molecular Targets and Cancer Therapeutics,” demonstrating the capabilities of our eTag System to selectively and quantitatively detect various protein-protein interactions. In October, Sharat Singh, Ph.D., ACLARA’s chief technical officer, reviewed data from a retrospective pilot study, which showed that ACLARA’s eTag assays correctly differentiated individual patients with breast cancer who did respond to treatment with Herceptin® from those that did not respond and had progressive disease. This correlation based on limited data from this pilot study suggests that eTag assays may offer improved prognostic capability over the currently used tests. Dr. Singh’s oral presentation was made at the “Advances in Her2 Profiling” session of the European Society for Medical Oncology’s (ESMO) 29th Congress in Vienna.

“We are enthusiastic about our proposed merger with ViroLogic. We believe the merged company will have the infrastructure and experience to develop, launch and commercialize eTag assays for personalized molecular diagnostics for cancer therapies, “ said Thomas G. Klopack, ACLARA’s Chief Executive Officer. “Our recent agreement with GSK demonstrates the continued interest by pharmaceutical companies in the potential of our eTag assays to directly measure the protein complexes and pathway activation status in patient samples in order to aid the development of new targeted cancer therapies. In addition to our work with customers, we are also working with clinical collaborators to access additional sources of existing tissue samples on which clinical studies can be conducted.”

About ACLARA

Founded in 1995, ACLARA is a biotechnology company working to provide physicians and researchers products and services to make personalized medicine a reality through its protein-based assay technology – the eTag™ System. ACLARA is dedicated to unlocking the power of pathway biology to accelerate the development of next-generation targeted therapeutics, recognizing the most appropriate patients for approved therapies and identifying the highly-specific, protein-based biomarkers that will enable physicians to create truly personalized treatment regimens for patients suffering from cancer and other life-threatening disorders.

ACLARA is commercializing its proprietary eTag System to enhance and accelerate drug discovery research and the preclinical and clinical development of targeted therapeutics. ACLARA’s technology may also enable the development of highly specific, protein-based diagnostics capable of providing physicians with a powerful tool for creating personalized treatment regimens for patients suffering from serious and difficult-to-treat cancers. For more information on ACLARA please visit the Company’s web site at www.aclara.com.

Forward-Looking Statements

All statements in this news release that are not historical, including statements with regard to our proposed merger with ViroLogic, Inc., are forward-looking statements. Such forward-looking statements are subject to factors that could cause actual results to differ materially for ACLARA from those projected. Those factors include the risks related to our proposed merger with ViroLogic, Inc., including the risk that the proposed merger may not be completed, and risks and uncertainties relating to the performance of our products, anticipated progress in commercialization of our eTag™ assay system; the potential for use of our eTag assays in clinical development programs; the potential for use of our eTag assays as diagnostic tests; our ability to successfully conduct clinical studies and the results obtained from those studies; whether the results from larger studies will confirm initial results from smaller pilot or feasibility studies; our ability to establish reliable, high-volume operations at commercially reasonable costs; expected reliance on a few customers for the majority of our revenues; actual market acceptance of our products and adoption of our technological approach and products by pharmaceutical and biotechnology companies; our estimate of the size of our markets; our estimates of the levels of demand for our products; our ability to develop organizational capabilities suitable for the further development and commercialization of our eTag assays; the ultimate validity and enforceability of our patent applications and patents; the possible infringement of the intellectual property of others; technological approaches of ACLARA and our competitors; and other risk factors identified in our Form 10-K for the fiscal year ended December 31, 2003, our subsequent filings on Form 10-Q and other public filings with the Securities and Exchange Commission.

In connection with ViroLogic’s proposed merger with ACLARA, ViroLogic has filed a registration statement on Form S-4 containing a definitive joint proxy statement/prospectus and other relevant materials. INVESTORS AND SECURITY HOLDERS OF VIROLOGIC AND ACLARA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER MATERIALS CONTAINED IN THE REGISTRATION STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT VIROLOGIC, ACLARA AND THE PROPOSED MERGER, INCLUDING, WITHOUT LIMITATION, RISKS RELATED TO THE PROPOSED MERGER AND THE COMBINED COMPANY. The definitive joint proxy statement/prospectus and other relevant materials have been mailed to stockholders of Virologic and Aclara in advance of the stockholder meetings to be held on December 10, 2004 to consider the transaction. The registration statement and other documents filed with the SEC by ViroLogic or ACLARA may also be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by ViroLogic by directing a request to ViroLogic, Inc. 345 Oyster Point Blvd., South San Francisco, CA 94080, Attn: Investor Relations. Investors and security holders may also obtain free copies of the documents filed with the SEC by ACLARA and copies of the joint proxy statement/prospectus and related materials by contacting ACLARA BioSciences, Inc., 1288 Pear Avenue, Mountain View, CA 94043, Attn: Investor Relations.

ViroLogic, ACLARA and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of ViroLogic and ACLARA with respect to the transactions contemplated by the merger agreement. A description of any interests that ViroLogic’s or ACLARA’s directors and executive officers have in the proposed merger are available in the joint proxy statement/prospectus. Information regarding ViroLogic’s officers and directors is included in ViroLogic’s 10-K/A filed with the Securities and Exchange Commission on April 23, 2004. Information regarding ACLARA’s officers and directors is included in ACLARA’s 10-K/A filed with the Securities and Exchange Commission on April 29, 2004.

Trademarks

ACLARA BioSciences is a registered trademark and eTag and the ACLARA logo are trademarks of ACLARA BioSciences, Inc. Herceptin is a registered trademark of Genentech, Inc.

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~Financial statements to follow~

ACLARA BIOSCIENCES, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 30-Sep		Nine Months Ended 30-Sep
	2004	2003	2004	2003
Revenues	$181	$276	$1,293	$860

Costs and operating expenses:
Research and development	2,941	3,847	8,568	12,264
Selling, general and administrative	1,530	1,714	4,733	6,122
Merger related expenses	248	—	1,852	—

Total costs and operating expenses	4,719	5,561	15,153	18,386

Loss from operations	(4,538)	(5,285)	(13,860)	(17,526)
Interest income, net	463	364	1,165	1,234

Net loss	$(4,075)	$(4,921)	$(12,695)	$(16,292)

Net loss per common share, basic and diluted	$(0.11)	$(0.14)	$(0.35)	$(0.46)

Weighted average shares used in net loss per common share calculation, basic and diluted	36,327	35,681	36,181	35,564

Reconciliation of net loss to net loss excluding merger-related expenses:

Net loss	$(4,075)	$(4,921)	$(12,695)	$(16,292)

Merger-related expenses	248	—	1,852	—

Net loss excluding merger-related expenses	$(3,827)	$(4,921)	$(10,843)	$(16,292)

Net loss per common share, basic and diluted, excluding merger-related expenses	$(0.11)	$(0.14)	$(0.30)	$(0.46)

Management believes that this pro forma financial data supplements our GAAP financial statements by providing investors with additional information which allows them to have a more clear picture of the company’s core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the pro forma information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the pro forma financial information that we are providing with the comparable financial information reported in accordance with GAAP for the given period.

ACLARA BIOSCIENCES, INC.

CONDENSED BALANCE SHEETS

(In Thousands, Except Share and Per Share Amounts)

(unaudited)

	30-Sep 2004	December 31, 2003
ASSETS

Current assets:
Cash, cash equivalents and marketable investments	$78,629	$88,396
Accounts receivable	167	272
Prepaid expenses and other current assets	461	345
Inventories	2,729	2,766

Total current assets	81,986	91,779

Property and equipment, net	4,930	5,877
Other assets, net	1,189	1,350

Total assets	$88,105	$99,006

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,749	$519
Accrued payroll and related expenses	1,114	983
Accrued expenses and other current liabilities	740	850
Deferred revenue	136	550
Current portion of loans payable	70	161

Total current liabilities	3,809	3,063

Loans payable, net of current portion	329	382
Deferred rent	481	467

Total liabilities	4,619	3,912

Stockholders’ equity:
Common stock, $0.001 par value:
Authorized 150,000,000 shares; Issued and outstanding: 36,345,562 shares at September 30, 2004 and 35,901,175 shares at December 31, 2003	37	37
Treasury stock at cost (900,000 shares at September 30, 2004 and at December 31, 2003)	(1,350)	(1,350)
Additional paid-in capital	260,672	259,379
Accumulated other comprehensive income	(152)	54
Accumulated deficit	(175,721)	(163,026)

Total stockholders’ equity	83,486	95,094

Total liabilities and stockholders’ equity	$88,105	$99,006